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Exhibit 10.1               Settlement Agreement, effective October 26,
                           2001, by, between and among the Company, Arthur A. Beisang, Dr. Robert A. Ersek, Arthur A. Beisang, III, M.D., Carbon Medical Technologies, Inc., Brennen Medical, Inc. and Timothy Lawin.




                              SETTLEMENT AGREEMENT


         Effective upon the date of last execution by a party, this Settlement Agreement ("Agreement") is made by, between and among Uroplasty, Inc. ("Uroplasty"), Arthur A. Beisang ("Beisang"), Dr. Robert Ersek ("Ersek"), Arthur
A. Beisang III, M.D. ("Beisang III"), Carbon Medical Technologies, Inc. (formerly known as Advanced UroScience, Inc. and referred to as "Carbon Medical" herein), Brennen Medical, Inc. and Timothy Lawin, hereinafter sometimes collectively referred to as the "Parties".


                                    RECITALS


         WHEREAS, Uroplasty filed a lawsuit entitled Uroplasty, Inc. v. Advanced UroScience, Inc., Brennen Medical, Inc. and Timothy Lawin, in Ramsey County District Court, Court File No. 62-C1-98-008574 (the "First Lawsuit"); and


         WHEREAS, the First Lawsuit was removed to the United States District Court for the District of Minnesota, Case No. 98-CV-2082 and after proceedings therein, and in the United States Court of Appeals for the Federal Circuit, was remanded back to Ramsey County District Court, where it is now pending; and


         WHEREAS, Carbon Medical owns patent number 5,451,406 ("Carbon Medical's Patent"); and


         WHEREAS, in the First Lawsuit, Uroplasty alleged that Carbon Medical's Patent derived from technology developed by Uroplasty, and that Carbon Medical, Brennen Medical, Inc. and Timothy Lawin were liable for breach of contract, breach of fiduciary duty, and violation of Minnesota's Trade Secret Act; and


         WHEREAS, Carbon Medical, Brennen Medical, Inc. and Timothy Lawin denied Uroplasty's allegations and asserted counterclaims in the first Lawsuit; and


         WHEREAS, Carbon Medical filed a lawsuit entitled Advanced UroScience, Inc. v. Arthur A. Beisang, in Ramsey County District, Court File No. CO-99-1626 (the "Second Lawsuit"); and


         WHEREAS, the Second Lawsuit was removed to United States District Court for the District of Minnesota, Case No. 99-CV-294, where it is now pending; and

         WHEREAS, Uroplasty filed a 37 CFR 1.607 request with the United States Patent and Trademark Office for an interference ("Interference") between Carbon Medical's Patent and a September 18, 1996 patent application owned by Uroplasty entitled "Treatment of Urological Disorders by Injection of Micro Particles" ("Uroplasty's Patent Application"); and


         WHEREAS, Ersek, Beisang and Beisang III are shareholders of Uroplasty and have claimed intellectual property rights adverse to Carbon Medical, Brennen Medical, Inc. and/or Lawin; and



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         WHEREAS, the Parties wish to have a complete and full settlement and resolution of all claims and potential claims between them, including all issues relating to the claims asserted or which could have been asserted or which could be asserted in the future, in the First Lawsuit, the Interference, and the Second Lawsuit; and


                     NOW THEREFORE, IT IS AGREED AS FOLLOWS:


1. Payment: In consideration of the terms and conditions of this Agreement, Carbon Medical, Brennen Medical, Inc. and Timothy Lawin shall jointly pay the sum of $400,000 to Uroplasty. $200,000 of this amount will be paid within ten
(10) business days after the effective date of this Agreement or ten (10) business days after the filing of Uroplasty's written declaration of abandonment of Uroplasty's Patent Application and withdrawal of its request for Interference, whichever occurs later; $100,000 will be paid six (6) months after the first payment; $100,000 will be paid twelve (12) months after the first payment. Carbon Medical, Brennen Medical, Inc. and Timothy Lawin will pay simple interest at the rate of 8% per annum on the deferred balances.


2. RELEASE: Upon execution of this Agreement, and for good and valuable consideration, except for those obligations created by this Agreement, the Parties do hereby fully, finally and forever release each other and their respective agents, representatives, employees, shareholders, officers, directors, attorneys, successors or assigns, divisions, subsidiaries and related companies, and insurance companies from any and all claims, lawsuits, causes of action, administrative proceedings, including, without limitation, proceedings in the United States Patent and Trademark Office, default notices, debts, accounts receivable, purchase orders, invoices, contracts, duties, accounts, charges, demands, judgments, representations and warranties of any nature whatsoever which the Parties have, or ever had, or ever could have had, or may have in the future arising from or relating to any and all matters preceding the date of this Agreement, against each other, including, without limitation: those that were or could have been brought in the First Lawsuit, the Second Lawsuit, and the Interference; and, all claims falling within the Covenant Not to Commence Further Proceeding set out in paragraph 3, below. The Parties agree and acknowledge that this Agreement is supported by adequate consideration, is freely and voluntarily given, without any duress or coercion, and after the Parties have consulted with their legal counsel and carefully and completely read all the terms and provisions of this Agreement.

3. COVENANT NOT TO COMMENCE FURTHER PROCEEDINGS: The Parties, collectively and individually, hereby covenant that they will not commence any action or lawsuit in law or in equity or any administrative or other proceeding, including, without limitation, proceedings in the United States Patent and Trademark Office, against each other to the extent that such litigation or other proceeding is within the scope of the release in paragraph 2 of this Agreement or is otherwise in violation of any of the covenants or undertakings contained in this Agreement. Uroplasty, Ersek, Beisang and Beisang III, collectively and individually, also covenant that they will not commence or assist others in the commencement or prosecution of any legal, administrative or other proceeding which challenges Carbon Medical's proprietary or other rights to its carbon bead technology and products, as now or hereafter constituted, including specifically, but without limitation, filings, applications or proceedings in the United States Patent and Trademark Office contesting any issued patent or patent application of Carbon Medical to the extent that such patent or patent application relates to Carbon Medical's bead technology or products, as now or hereafter constituted. In addition to any liability that shall accrue upon breach of this covenant, the breaching party shall pay all reasonable attorneys' fees and costs incurred by the non-breaching party or parties in defense thereof.


4. DISMISSAL OF LAWSUITS: Upon execution of this Agreement, counsel for the appropriate Parties shall execute and cause to be filed with the Ramsey County District Court a Stipulation for Order dismissing all claims with prejudice in the First Lawsuit, with the Parties to bear their own costs. Upon execution of this Agreement, counsel for the appropriate Parties shall also execute and cause to be filed with the United States District Court a Stipulation for Order dismissing all claims with prejudice in the Second Lawsuit, with the Parties to bear their own costs.


5. COVENANT TO ABANDON PATENT APPLICATION: Within five (5) days of execution of this Agreement, Uroplasty will file in the United States Patent and Trademark Office a written declaration of abandonment of Uroplasty's Patent Application and request for Interference and shall not file any continuation, continuation in part applications or foreign applications based on Uroplasty's Patent Application. At the same time, Uroplasty shall also execute and cause to be filed with the United States Patent and Trademark Office a written declaration of abandonment of any and all United States and foreign applications (if any) claiming the benefit of the filing date of Uroplasty's Patent Application and a written withdrawal


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of its request for an Interference with Carbon Medical's Patent. Uroplasty,
Ersek, Beisang and Beisang III agree never to file a request for an Interference with Carbon Medical's Patent. Uroplasty, Ersek, Beisang and Beisang III also agree to file a request with the United States Patent and Trademark Office for entry of an adverse judgment in any interference between a case owned by Uroplasty, Ersek, Beisang and/or Beisang III and Carbon Medical's Patent within five (5) days after declaration of any such Interference. If the objectives of this Agreement cannot otherwise be achieved and if requested to do so by Carbon Medical, Uroplasty, Ersek, Beisang and Beisang III agree to assign immediately to Carbon Medical Uroplasty's Patent Application, any and all U.S. and foreign applications claiming the benefit of the filing date of that application, and Uroplasty's request for Interference with Carbon Medical's Patent.



6. INDEMNIFICATION FOR FUTURE CLAIMS: Uroplasty agrees to indemnify and hold Carbon Medical, Brennen Medical, Inc., Timothy Lawin, and their respective officers, directors, employees, agents, insurers, successors, representatives, heirs and assigns, and each of them, harmless from any and all manner of loss, damage, claim, proceeding, award, cost or expense, including, without limitation, attorneys fees and costs, incurred by them, or any of them, in or in connection with litigation or any other proceeding of any manner or nature whatsoever by or on behalf of Uroplasty or their officers, directors, employees, agents, insurers, successors, representatives, heirs or assigns, including, without limitation, proceedings brought in the United States Patent and Trademark Office, to the extent that the subject matter of such litigation or other proceeding is within the scope of the release in paragraph 2, above, or is otherwise in violation of any of the covenants or undertakings contained in this Agreement.


7. SEVERABILITY: If any provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nonetheless continue in full force and effect without being impaired or invalidated in any way.


8. EXECUTION IN COUNTERPARTS: This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.


9. ENTIRE AGREEMENT: This Agreement constitutes the entire understanding among the Parties hereto and may not be modified, amended or waived, except by an instrument, in writing, executed by the Party against whom such an amendment, clarification, or waiver is sought to be enforced. This Agreement was negotiated among the Parties, represented by their respective counsel, and shall not be deemed to have been drafted by any Party hereto. The undersigned entered into this Agreement voluntarily and for reasons of their own doing, and in so doing have not relied upon any statement or representation of any Party except as set forth herein.


10. CONFIDENTIALITY: The Parties agree to keep confidential the terms of this Agreement, other than as necessary to complete their respective obligations under the Agreement, to enforce this Agreement, and as may be required by 35 U.S.C.ss.135(c).


11. BENEFIT: This Agreement inures to the benefit of and is binding upon the Parties, as well as their respective representatives, agents, successors, heirs and assigns.


12. DISPUTES: The Parties agree that they and any disputes arising from this Agreement will be subject to the exclusive jurisdiction of the United States District Court, District of Minnesota or Ramsey County District Court, and that the sole venue for the litigation of such disputes shall be either Court as may be appropriate. The prevailing party in any such dispute shall be entitled to an award of reasonable attorney fees and such other relief, in law or equity, to which that party may be entitled.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates specified below adjacent to their respective signatures.




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UROPLASTY, INC.

By                                              Date of Execution
  -------------------------------------                          ---------------
Its
   ------------------------------------

CARBON MEDICAL TECHNOLOGIES, INC.

By
  -------------------------------------
Its                                             Date of Execution
  -------------------------------------                          ---------------


BRENNEN MEDICAL, INC.

By                                              Date of Execution
  -------------------------------------                          ---------------
Its
  -------------------------------------

                                                Date of Execution
---------------------------------------                          ---------------
Timothy P. Lawin


                                                Date of Execution
---------------------------------------                          ---------------
Robert Ersek, M.D.


                                                Date of Execution
---------------------------------------                          ---------------
Arthur A. Beisang


                                                Date of Execution
---------------------------------------                          ---------------
Arthur A. Beisang III, M.D.